Exhibit 23.2

Statement Regarding Consent of Arthur Andersen LLP

        This Form 11-K of Black Hills Corporation Retirement Savings Plan (the “Plan”) includes audited financial statements of the Plan as of December 31, 2001, together with the accompanying report of Arthur Andersen LLP. After reasonable efforts, we have been unable to obtain the written consent of Arthur Andersen to the incorporation by reference of such financial statements and report into Black Hills’ Registration Statements on Form S-8 Nos. 33-63059, 333-61969, 333-17451, 333-82787, 333-30272 and 333-63264 and Black Hills’ Registration Statements on Form S-3 Nos. 33-71130 and 333-101541 (the “Registration Statements”). Therefore we have dispensed with the requirement to file Arthur Andersen’s consent in reliance on Rule 437a under the Securities Act of 1933. Because Arthur Andersen has not consented to the inclusion of its report in the Registration Statements, you will not be able to recover against Arthur Andersen under Section 11 of the Securities Act of 1933 for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen that are incorporated by reference into the Registration Statements or any omissions to state a material fact required to be stated herein.